Exhibit 10.61

FORM OF DIRECTOR DEFERRED SHARE UNIT AGREEMENT
PURSUANT TO THE
SIX FLAGS ENTERTAINMENT CORPORATION LONG-TERM INCENTIVE PLAN

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Participant:

Grant Date:

Number of Deferred Share Units Granted:

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THIS DEFERRED SHARE UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Six Flags Entertainment Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Six Flags Entertainment Corporation Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee and the Board;
WHEREAS, the Participant elected to receive Deferred Share Units (“DSUs”) in lieu of a portion of the cash retainer for the Participant’s service as a Director of the Company in accordance with the Participant’s Director Deferral Election form (“Deferral Election”); and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant DSUs provided herein to the Participant in accordance with the Participant’s Deferral Election.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.    Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant in accordance with the Deferral Election, as of the Grant Date specified above, the number of DSUs specified above. Each DSU corresponds to one share of Company Stock. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Company Stock underlying the DSUs, except as otherwise specifically provided for in the Plan or this Agreement. By accepting this Award, the Participant agrees that the Company by grant of the DSUs subject to this Agreement and by fulfillment of the terms of this Agreement will have fully discharged any and all obligations or commitments to grant equity awards to the Participant pursuant to the Deferral Election with respect to the current year.
3.    Vesting.
(a)    Subject to the provisions of Sections 3(b) hereof, the DSUs subject to this Award shall become vested as follows, provided that the Participant has not ceased to be a Director of the Company prior to each such vesting date:

Vesting Date	Number of DSUs
Grant Date	50%
July 2 following the Grant Date	25%
October 1 following the Grant Date	25%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service as a Director with the Company on each applicable vesting date.
(b)    Board Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Board may, in its sole discretion, provide for accelerated vesting of the DSUs at any time and for any reason.
(c)    Forfeiture. Subject to Section 3(b) and the Board's discretion to accelerate vesting hereunder, all unvested DSUs shall be immediately forfeited upon the Participant’s cessation of service as a Director of the Company for any reason.
4.    Delivery of Shares.
(a)    General. Subject to the provisions of Sections 4(b) hereof, on the first business day following the 30th day after Participant’s service as a Director of the Company ceases, provided that the cessation of the Participant's service as a Director constitutes a "Separation from Service" for purposes of Section 409A of the Code as set forth in Section 8 of the Plan and such distribution is otherwise in compliance with Section 409A of the Code, the Participant shall receive the number of shares of Company Stock that correspond to the number of DSUs that have become vested.
(b)    Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.
5.    Dividends; Rights as Stockholder. As of each dividend payment date with respect to shares of Company Stock, a dollar amount equal to the amount of the dividend that would have been paid on the number of shares of Company Stock equal to the number of DSUs to which the Participant is entitled (without regard to vesting conditions) under this Agreement as of the close of business on the record date for such dividend shall be accumulated on a book entry account basis uninvested and without interest until the first annual meeting of stockholders of the Company after such dividend payment date ("Next Annual Meeting Date") and then converted into a number of DSUs equal to the number of whole shares (rounded up or down in accordance with a reasonable rounding procedure) of Company Stock that could have been purchased at the closing price on the Next Annual Meeting Date with such dollar amount. In the case of any dividend declared on shares of Company Stock which is payable in shares of Company Stock, Participant shall be credited with an additional number of DSUs equal to the product of (x) the number of the DSUs which the Participant is entitled (without regard to vesting conditions) under this Agreement on the related dividend record date and the (y) the number of shares of Company Stock (rounded up or down in accordance with a reasonable rounding procedure) distributable as a dividend on a share of Company Stock. DSUs which are credited to the Participant pursuant to this Section 5 shall be subject to the same terms and conditions of the Plan and this Agreement, including timing of distribution, applicable with respect to such DSUs with respect to which they relate. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Company Stock covered by any DSU unless and until the Participant has become the holder of record of such shares.
6.    Non-Transferability. No portion of the DSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the DSUs as provided herein, unless and until payment is made in respect of vested DSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Company Stock issuable hereunder.
7.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
8.    Withholding of Tax. As a condition to receiving the shares of Company Stock hereunder, the Participant must remit to the Company an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the DSUs and, if the Participant fails to do so, the Company may refuse to issue or transfer any shares of Company Stock otherwise required to be issued pursuant to this Agreement.

9.    Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Company Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Company Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.
10.    Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:
(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.
(b)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Company Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Company Stock and the Company is under no obligation to register such shares of Company Stock (or to file a “re-offer prospectus”).
(c)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Company Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Company Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
11.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee and the Board shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
12.    Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

13.    No Right to Be Director. Any questions as to whether and when there has been a cessation of service as a Director and the cause of such cessation shall be determined in the sole discretion of the Board. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s service as a Director at any time, for any reason and with or without cause.
14.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the DSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
15.    Compliance with Laws. The grant of DSUs and the issuance of shares of Company Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the DSUs or any shares of Company Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the DSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
16.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
17.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
19.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
20.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this

Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
21.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of DSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company in accordance with the Participant’s Deferral Election; and (c) no past grants or awards (including, without limitation, the DSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever.

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